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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated 20 May 1996 on United and Philips Communications B.V. for the year ended 31 December 1995, incorporated by reference from United International Holdings, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1998, and to all references to our firm included in this Registration Statement.

                                         ARTHUR ANDERSEN & CO.

Amstelveen, The Netherlands
15 July 1998